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                                                                   Exhibit 10.11

                                THE TALBOTS, INC.

                           CHANGE IN CONTROL AGREEMENT

John Fiske
c/o The Talbots, Inc.
One Talbots Drive
Hingham, Massachusetts 02043

Dear Mr. Fiske:

     This agreement (the "Agreement") reflects our mutual understanding regarding payments to be made to, and benefits to be received by, you in the event that your employment with The Talbots, Inc., a Delaware corporation ("Talbots"), is terminated by Talbots within twelve (12) months following a Change in Control. This Agreement shall become effective on April 1, 2007. The capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings given to such terms in Appendix A hereto, incorporated herein by this reference and hereby made a part hereof.

     1. Termination after Change in Control. In the event that Talbots terminates your employment Without Cause within twelve (12) months after the occurrence of a Change in Control, then the following shall occur:

     (a) Talbots shall pay to you on the effective date of such termination: (i) salary for services rendered up to and including the date of termination, (ii) any and all compensation to which you may be entitled as of the date of termination pursuant to The Talbots, Inc. 2003 Executive Stock Based Incentive Plan (the "Plan") or any other compensation or benefit plan to the extent permitted by such plans, and (iii) reimbursement for outstanding ordinary and reasonable expenses incurred by you in connection with the performance of your duties for Talbots up to and including the date on which your employment is terminated;

     (b) Talbots shall pay to you, within thirty (30) days after the effective date of such termination, an amount equal to the sum of:

          (i) your annual base salary at the rate in effect on the date of such termination, and

          (ii) an amount equal to the product of

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               (w) the amount determined to be payable under clause (i) above, multiplied by

               (x) your Target Incentive Rate in effect on the date of termination (which is currently 33%), multiplied by

               (y) your Individual Performance Rating, multiplied by

               (z) the Company Performance Rating

          (the terms referred to in clauses (x), (y) and (z) having the definitions set forth in Talbots' Management Incentive Program), assuming an Individual Performance Rating and a Company Performance Rating of 1.0; and

     (c) you shall continue to participate, on the same terms and conditions, in any benefit programs of Talbots in which you participated immediately prior to such termination (including, without limitation, as applicable, any disability insurance benefit program, any medical insurance program, and dental insurance program, and any life insurance program) from the time of such termination until the earlier of: (i) the end of the one (1) year period beginning from the effective date of the termination of your employment, or (ii) such time as you are eligible to be covered by a comparable program of a subsequent employer. You hereby agree to notify Talbots promptly if and when you begin employment with another employer and if and when you become eligible to participate in any pension or other benefit plans, programs or arrangements of another employer.

     2. Assignment. None of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder. This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto, and their successors (including successors by merger, consolidation or similar transactions), permitted assigns, executors, administrators, personal representatives, heirs and distributees.

     3. Miscellaneous.

     (a) Entire Agreement. This Agreement contains the entire understanding between and among the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous understandings and agreements, written or oral, between us respecting such subject matter; provided, however, that this Agreement shall not be construed to impair or otherwise adversely affect the grant of any Award (as such term is defined in the Plan) heretofore made or hereafter made to you under the Plan or the Grant Agreement dated March 1, 2007 between Talbots and you or your Agreement to Protect Corporate Property dated February 8, 2005, all of which remain in full force and effect.

     (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be wholly performed in that state.

     If this letter sets forth our agreement on the subject matter hereof, kindly sign, date and

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return to The Talbots, Inc. the enclosed copy of this letter which will then constitute our binding agreement on the subject.

                                        Sincerely,

                                        THE TALBOTS, INC.


                                        By: /s/ Stuart M. Stolper
                                            ------------------------------------
                                               Stuart M. Stolper
                                               Senior Vice President,
                                               Human Resources

Executive:

/s/ John Fiske
------------------------------------
Name: John Fiske

Dated as of: March 1, 2007

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                                   APPENDIX A

Definitions. As used in the Change in Control Agreement:

          (a) "Change in Control" shall mean (i) the acquisition (including as a result of a merger) by any "person" (as such term is used in Sections 3(a) (9), 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or persons "acting in concert" (which for purposes of this Agreement shall include two (2) or more persons voting together on a consistent basis pursuant to an agreement or understanding between them to act in concert and/or as a "group" within the meaning of Sections 13(d) (3) and 14(d) (2) of the Exchange Act), other than The Talbots, Inc. ("Talbots") or any of its subsidiaries, or AEON Co., Ltd. (U.S.A.), Inc. or any of its subsidiaries, parent entities, or "affiliates" (as such term is defined in Rule 12b-2 under the Exchange Act) (collectively, an "Acquiring Person"), of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Talbots representing more than 25 percent of the combined voting power of the then outstanding securities of Talbots entitled to then vote generally in the election of directors of Talbots, and no other stockholder is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of a percentage of such securities higher than that held by the Acquiring Person; or (ii) individuals, who, as of the Effective Date, constitute the Board of Directors (the "Board") of Talbots (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by Talbots stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Talbots (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) and further excluding any individual who is an "affiliate", "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) or designee of an Acquiring Person having or proposing to acquire beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Talbots representing more than 10 percent of the combined voting power of the then outstanding securities of Talbots entitled to then vote generally in the election of directors of Talbots.

          (b) "Without Cause" shall mean termination by Talbots of your employment as a result of an event or condition other than the following:

               (i) your death;

               (ii) your failure substantially to perform your employment duties as a result of physical incapacity for a continuous period of at least six (6) months after you have become eligible for Talbots' long-term disability benefits (any dispute as to your incapacitation shall be resolved by an independent physician, reasonably acceptable to you and the Board, whose determination shall be final and binding upon you and Talbots);

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               (iii) your conviction for theft or public drunkenness;

               (iv) your commission of repeated acts of material misconduct, which acts have a materially adverse effect on Talbots;

               (v) your conviction of a felony, which conviction has a materially adverse effect on Talbots;

               (vi) any material breach of your employment duties, which remains uncured after twenty (20) days' written notice from Talbots; or

               (vii) any material breach by you of any non-disclosure agreement made by you.